UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2018

CHRISTOPHER & BANKS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-31390	06-1195422
(Commission File Number)	(IRS Employer Identification No.)

2400 Xenium Lane North
Plymouth, Minnesota 55441
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (763) 551-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On April 27, 2018, Christopher & Banks Corporation ("CBK") and its subsidiaries (collectively the “Company”) completed the closing of the sale leaseback transaction (the “Sale Leaseback Transaction”) of the Company’s corporate facility (the “Facility”) for $13,650,000. In connection with the Sale Leaseback Transaction, CBK or its subsidiary, Christopher & Banks Company entered into various agreements, as described below, and CBK issued a press release on April 30, 2018 announcing the closing; a copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Purchase and Lease Agreements

Effective April 27, 2018, CBK, as Tenant, and 2400 Xenium, LLC, a Minnesota Limited Liability Company, as Landlord, entered into a Lease Agreement (the “Lease”) and completed the sale of the Facility under the terms of the Purchase and Sale Agreement dated as of April 20, 2018. Under the Lease, CBK has leased the Facility for a term of fifteen (15) years and has an option to renew the Lease for one five (5) year term. The Lease contains various default provisions, including without limitation, those relating to payment defaults, performance defaults and events of bankruptcy or insolvency. In addition, as security for the performance of CBK's obligations, CBK has had issued to Landlord an irrevocable Letter of Credit in the amount of $1.75 million (the “Letter of Credit”), which Letter of Credit, or a replacement thereof, shall be in place throughout the term of the Lease. The Lease also contains customary indemnification provisions.

The Lease provides for an annual rent payment in year one of approximately $1.20 million with increases each year thereafter of two and one-half (2.5) percent. The Lease is an “absolute net” Lease such that the Company is responsible for all operating, ownership and maintenance costs associated with the Facility including, without limitation, all real estate taxes and assessments; repair and replacement costs; utilities and insurance.

Escrow Agreement

In connection with the Lease, the parties entered into an Escrow Agreement (the “Escrow Agreement”) whereby CBK has agreed to replace the roof and complete certain repairs during calendar 2018 (the “Escrow Repairs”). As part of the Escrow Agreement, $1,735,000 of the sale proceeds (the “Escrowed Funds”) have been deposited with Old Republic National Title Insurance Company, the escrow agent under the Escrow Agreement. The Escrowed Funds will be disbursed per the terms of the Escrow Agreement to pay for the cost of the Escrow Repairs. Any Escrowed Funds remaining after completion of all of the Escrow Repairs and submission of fully executed lien waivers related thereto shall be refunded to CBK.

Collateral Access Agreement

As required by the terms of the Company’s Credit Facility Agreement with Wells Fargo Bank, National Association, (“Wells Fargo”) in connection with the sale of the Facility, CBK, Landlord and Wells Fargo entered into a Collateral Access Agreement to reflect Wells Fargo's security interest in certain of the Company’s physical assets.

The foregoing description of the Sale Leaseback Transaction and the above-referenced agreements is qualified in its entirety by reference to the Purchase and Sale Agreement, Lease Agreement, Escrow Agreement and Collateral Access Agreement, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto, respectively, and incorporated herein by reference.

Item 2.01    Completion of Acquisition or Disposition of Assets.

The information required by Item 2.01 is contained in Item 1.01 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 is contained in Item 1.01 and is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.

See the information set forth in Item 1.01, which is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits:

	10.1	Purchase and Sale Agreement, dated as of April 20, 2018 entered into by and between Christopher & Banks Company and 2400 Xenium, LLC.
	10.2	Lease Agreement dated as of April 27, 2018 by and between 2400 Xenium, LLC and Christopher & Banks Corporation.
	10.3	Escrow Agreement made as of April 27, 2018 by and among 2400 Xenium, LLC; Christopher & Banks Corporation and Old Republic National Title Insurance Company.
	10.4	Collateral Access Agreement dated April 30, 2018 by and among 2400 Xenium, LLC; Christopher & Banks Corporation and Wells Fargo Bank, National Association.
	99.1	Press Release dated April 30, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHRISTOPHER & BANKS CORPORATION

Date: May 2, 2018	By:	/s/ Luke R. Komarek
Luke R. Komarek
Senior Vice President, General Counsel

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CHRISTOPHER & BANKS CORPORATION
EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
April 27, 2018	001-31390

CHRISTOPHER & BANKS CORPORATION

Exhibit Number	Description

10.1	Purchase and Sale Agreement, dated as of April 20, 2018 entered into by and between Christopher & Banks Company and 2400 Xenium, LLC.
10.2	Lease Agreement dated as of April 27, 2018 by and between 2400 Xenium, LLC and Christopher & Banks Corporation.
10.3	Escrow Agreement made as of April 27, 2018 by and among 2400 Xenium, LLC; Christopher & Banks Corporation and Old Republic National Title Insurance Company.
10.4	Collateral Access Agreement dated April 30, 2018 by and among 2400 Xenium, LLC; Christopher & Banks Corporation and Wells Fargo Bank, National Association.
99.1	Press Release dated April 30, 2018.

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